EXHIBIT 4.1



                     PENTAIR, INC.
       $250,000,000 7.85% Senior Notes due 2009

            Officers' Certificate and Company Order

     Pursuant to the Indenture dated as of June 1, 1999
(the  "Indenture"), between Pentair, Inc., a  Minnesota
corporation  (the  "Company"), and U.S.  Bank  National
Association, as Trustee (the "Trustee") and resolutions
adopted by the Company's Board of Directors on June  2,
1999, June 23, 1999 and August 25, 1999, this Officers'
Certificate and Company Order is being delivered to the
Trustee   to  establish  the  terms  of  a  series   of
Securities  in  accordance  with  Section  301  of  the
Indenture,  to establish the form of the Securities  of
such  series  in  accordance with Section  201  of  the
Indenture,  to request the authentication and  delivery
of  the  Securities of such series pursuant to  Section
303  of the Indenture and to comply with the provisions
of  Section  102  of  the  Indenture.   This  Officers'
Certificate shall be treated for all purposes under the Indenture as a supplemental indenture thereto.

     All conditions precedent provided for in the Indenture relating to the establishment of (i) a series of Securities and (ii) the form of Securities of such series have been complied with.

     Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

     A. Establishment of a series of Securities pursuant to Section 301 of the Indenture.

     There  is  hereby established pursuant to  Section
301 of the Indenture a series of Securities which shall have the following terms:

          (1)   The  Securities shall  bear  the  title
"7.85% Senior Notes due 2009."

          (2)   The aggregate principal amount  of  the
series  of  Securities to be issued  pursuant  to  this
Officers'  Certificate  and  Company  Order  shall   be
limited   to   $250,000,000  (except   for   Securities
authenticated  and  delivered  upon  registration   of,
transfer  of, or in exchange for, or in lieu of,  other
Securities of such series pursuant to Section 304, 305, 306 and 907 of the Indenture and except for any Securities which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered thereunder).

          (3)   Interest will be payable to the  Person
in whose name a Security (or any Predecessor Security) is registered at the close of business on the Regular
Record Date (as defined below) next preceding each Interest Payment Date (as defined below); provided, however, that interest payable on the date of Maturity of the Securities of such series shall be payable to the Person to whom principal shall be payable. If any Interest Payment Date or date of Maturity of the Securities falls on a day which is not a Business Day
(as defined below), the related payment of principal or interest shall be made on the next succeeding Business
Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or date of Maturity, as the case may be. "Business Day" shall mean any day that is not a Saturday or Sunday and that, in the City of New
York, is not a day on which banking institutions are generally authorized or obligated by law to close.

          (4)   The date on which the principal of  the
Securities is due and payable shall be October 15, 2009.

          (5)   The  Securities shall bear interest  at
the  rate of 7.85% per annum (based upon a 360-day year
of  twelve 30-day months), from October 5, 1999 or from
the most recent Interest Payment Date to which interest
has been paid or duly provided for, as the case may be,
payable  semi-annually on April 15 and  October  15  in
each  year,  commencing  April  15,  2000,  until   the
principal  thereof  is  paid  or  made  available   for
payment. Each such April 15 and October 15 shall be an "Interest Payment Date" for the Securities, and each April 1 and October 1 (whether or not a Business Day), as the case may be, next preceding an Interest Payment
Date  for  the Securities shall be the "Regular  Record
Date" for the interest payable on such Interest Payment
Date.

          (6)   Principal of (and premium, if any)  and
interest on the Securities will be payable, and, except as provided in Section 305 of the Indenture with respect to a Global Security, the transfer of the Securities will be registrable and Securities will be exchangeable for Securities bearing identical terms and provisions at the corporate trust office of U.S. Bank
Trust  National Association, in The City of  New  York,
New York, provided, however, that payment of principal or interest may be made at the option of the Company by check mailed to the Person entitled thereto as shown on the Security Register.

          (7)   The  Securities will be redeemable,  in
whole or in part, at the Company's option, at any time,
at  a  redemption price equal to the greater  of:   (i)
100%  of the principal amount of the Securities  to  be
redeemed, or (ii) as determined by the Quotation  Agent
(as  defined below), the sum of the present  values  of
the  remaining  scheduled  payments  of  principal  and
interest  thereon (not including any  portion  of  such
payments  of  interest  accrued  as  of  the  date   of
redemption) discounted to the redemption date on a semi-
annual  basis  (assuming a 360-day year  consisting  of
twelve 30-day months) at the Adjusted Treasury Rate (as
defined  below)  plus 25 basis points,  plus,  in  each
case,  accrued interest thereon to the redemption date.
For   this  purpose,  the  following  terms  have   the
following meanings:

          $    "Adjusted  Treasury  Rate"  means,  with
               respect to any redemption date, the rate
               per   annum  equal  to  the  semi-annual
               equivalent  yield  to  maturity  of  the
               Comparable  Treasury Issue,  assuming  a
               price  for the Comparable Treasury Issue
               (expressed  as  a  percentage   of   its
               principal   amount)   equal    to    the
               Comparable  Treasury  Price   for   such
               redemption date.

          $    "Comparable Treasury Issue"  means,  the
               United States Treasury security selected
               by   a  Quotation  Agent  as  having   a
               maturity  comparable  to  the  remaining
               term  of  the Securities to be  redeemed
               that  would be utilized, at the time  of
               selection   and   in   accordance   with
               customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

          $    "Comparable Treasury Price" means,  with
               respect to any redemption date: (i)  the
               average of the Reference Treasury Dealer
               Quotations  for  such  redemption  date,
               after  excluding the highest and  lowest
               such     Reference    Treasury    Dealer
               Quotations,  or  (ii)  if  the   Trustee
               obtains  fewer than three such Reference
               Treasury Dealer Quotations, the average of all such Reference Treasury Dealer
               Quotations.

          $    "Quotation  Agent" means  the  Reference
               Treasury Dealer appointed by the Trustee after consultation with the Company.

          $    "Reference  Treasury Dealer" means:  (i)
               Goldman,  Sachs & Co. and its respective
               successors; provided, however,  that  if
               the  foregoing  shall  cease  to  be   a
               primary   U.S.   Government   securities
               dealer  in  New  York City  (a  "Primary
               Treasury  Dealer"),  the  Company  shall
               substitute   therefor  another   Primary
               Treasury  Dealer;  and  (ii)  any  other
               Primary Treasury Dealer selected by  the
               Trustee  after  consultation  with   the
               Company.

          $    "Reference  Treasury Dealer  Quotations"
               means,  with  respect to each  Reference
               Treasury Dealer and any redemption date,
               the   average,  as  determined  by   the
               Trustee, of the bid and asked prices for
               the     Comparable    Treasury     Issue
               (expressed,   in   each   case,   as   a
               percentage  of  its  principal   amount)
               quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m.
               on the third Business Day preceding such redemption date.

          A notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of the Securities to be redeemed, at each such Holder's address appearing in the Security Registrar.

          Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Securities or portions thereof called for redemption.

          (8)   The  Company shall not be obligated  to
redeem or purchase any Securities pursuant to any sinking fund or analogous provisions or at the option of the Holder.

          (9)   The  Securities will be issued only  in
denominations of $1,000 and any integral multiple of $1,000 in excess thereof.

          (10)  Payments of principal of (and  premium,
if any) and interest on the Securities shall be payable in the currency of the United States of America.

          (11)  The Securities shall be subject to  the
Events  of Default specified in Section 501, paragraphs
(1) through (7), of the Indenture.

          (12)  The Securities shall be subject to  the
covenants and definitions set forth in the Indenture and on Exhibit A attached hereto.

          (13)  The portion of the principal amount  of
the Securities which shall be payable upon declaration of acceleration of Maturity thereof shall not be less than the principal amount thereof.

          (14) The amount of payments of principal (and premium, if any) or interest on the Securities will not be determined with reference to an index.

          (15)(a)  The Securities  will
be  deposited  with,  or on behalf of,  The  Depository
Trust  Company, New York, New York, as Depositary,  and
will  be  represented by a global security  (a  "Global
Security") registered in the name of a nominee  of  the
Depositary.   So long as the Depositary or its  nominee
is  the  registered holder of any Global Security,  the
Depositary or its nominee, as the case may be, will  be
considered   the   sole  Holder   of   the   Securities
represented by such Global Security for all purposes under the Indenture and the Securities.

          (b)   Other than as set forth in Section  305
of   the   Indenture,  the  Securities  shall  not   be
exchangeable for any other securities or transferrable to a Person other than the Depository or its nominee.

          (16)(a)  The Securities shall
be denominated, and payments of principal of (and premium, if any) and interest on the Securities of such series will be made, in United States dollars.

          (b)   The defeasance provisions set forth  in
Sections 403 of the Indenture shall apply to the Securities.

          (17)  The  Securities shall have  such  other
terms and provisions as are provided in the form thereof set forth in Exhibit B hereto.

     B. Establishment of Forms of Securities Pursuant to Section 201 of Indenture.

     It  is hereby established pursuant to Section  201
of the Indenture that the Global Security representing the Securities shall be substantially in the form attached as Exhibit B hereto.

     C. Order for the Authentication and Delivery of Securities Pursuant to Section 303 of the Indenture.

     It  is  hereby ordered pursuant to Section 303  of
the  Indenture  that the Trustee authenticate,  in  the
manner provided by the Indenture, the Securities in the
aggregate  principal amount of $250,000,000  registered
in  the name of Cede & Co., which Securities have  been
heretofore duly executed by the proper officers of  the
Company  and  delivered  to  you  as  provided  in  the
Indenture, and to deliver said authenticated Securities
to  or on behalf of The Depository Trust Company on  or
before 9:30 a.m., Eastern Standard Time, on October  5,
1999.
 .
     D.   Other Matters.

     Attached as Exhibit C hereto are true and  correct
copies of resolutions adopted by the Board of Directors
of  the  Company at meetings on June 2, 1999, June  23,
1999  and  August 25, 1999; such resolutions  have  not
been  further amended, modified or rescinded and remain
in  full force and effect; and such resolutions are the
only  resolutions  or  other  action  adopted  by   the
Company's Board of Directors or any committee thereof relating to the offering and sale of the Securities.

     The undersigned Executive Vice President and Chief
Financial Officer and Senior Vice President and General
Counsel, respectively, being "designated officers" as defined in the resolutions of the Board of Directors of the Company adopted at a meeting on August 25, 1999, each certifies that he has approved the terms of the Securities as set forth in this Officers' Certificate and Company Order, all in accordance with the authority of such officer pursuant to such resolutions.

     The  undersigned have read Sections 102, 201,  301
and   303   of  the  Indenture  including  the  related
definitions  contained therein.  The  undersigned  have
examined  the  resolutions  adopted  by  the  Board  of
Directors  of  the Company referred to above.   In  the
opinion of the undersigned, the undersigned have made such examination or investigation referred to above as is necessary to enable the undersigned to express an informed opinion as to whether or not the conditions precedent to the (i) establishment of the series of Securities, (ii) establishment of the form of such series of Securities and (iii) authentication and delivery of such series of Securities, contained in the Indenture have been complied with. In the opinion of the undersigned, such conditions have been complied with.


     IN WITNESS WHEREOF, the undersigned have executed this Certificate this 5th day of October, 1999.



                              _________________________
                              Richard     W.    Ingman,
                              Executive Vice President,
                              and    Chief    Financial
                              Officer



                              Louis    L.    Ainsworth,
                              Senior Vice President and
                              General Counsel






                              EXHIBIT A
               ADDITIONAL DEFINITIONS AND COVENANTS

A.   ADDITIONAL DEFINITIONS:

     "Consolidated  Shareholders  Equity"   means   the
consolidated  shareholders'  equity  as  shown  on  the
Company's  most  recent reported  consolidated  balance
sheet   and   computed  in  accordance  with  generally
accepted accounting principles.

     The number "$10,000,000" is hereby inserted in the blank in the definition of "Principal Property."

B.   ADDITIONAL COVENANTS:

     For   purposes   of  the  series   of   Securities
established  by this Officers' Certificate and  Company
Order, Sections 1007 and 1008 of the Indenture shall be replaced in their entirety by the following:

SECTION 1007.  Restriction on Secured Debt.

(a)   The Company will not itself, and will not  permit
any  Restricted Subsidiary to, incur, issue, assume  or
guarantee any notes, bonds, debentures or other similar
evidences  of  indebtedness for money borrowed  (notes,
bonds,   debentures  or  other  similar  evidences   of
indebtedness  for money borrowed being  hereinafter  in
this  Article called "Debt"), secured by pledge of,  or
mortgage or other lien on, any Principal Property,  now
owned  or  hereafter  owned  by  the  Company  or   any
Restricted Subsidiary, or any shares of stock  or  Debt
of  any  Restricted Subsidiary held by or owed  to  the
Company  (any such pledges, mortgages and  other  liens
being  hereinafter  in this Article  called  "Lien"  or
"Liens"),  without  effectively  providing   that   the
Securities  of  each series then Outstanding  (together
with, if the Company shall so determine, any other Debt
of  the  Company  or  such Restricted  Subsidiary  then
existing or thereafter created which is not subordinate
to  the  Securities  of each series  then  Outstanding)
shall be secured equally and ratably with (or prior to)
such  secured Debt, so long as such secured Debt  shall
be  so  secured; provided, however, that  this  Section
shall  not  apply to, and there shall be excluded  from
secured  Debt  in any computation under  this  Section,
Debt secured by:

          (1)   Liens  existing on  the  date  of  this
     Indenture;

          (2)    Liens   on   any  Principal   Property
     acquired,  constructed or improved by the  Company
     or  any  Restricted Subsidiary after the  date  of
     this   Indenture  which  are  created  or  assumed
     contemporaneously    with    such     acquisition,
     construction  or improvement, or within  120  days
     before  or after the completion thereof, to secure
     or  provide for the payment of all or any part  of
     the  cost  of  such acquisition,  construction  or
     improvement    (including   related   expenditures
     capitalized for Federal income tax purposes in connection therewith) incurred after the date of the Indenture;

          (3)  Liens of or upon any property, shares of
     capital  stock  or Debt existing at  the  time  of
     acquisition    thereof,   whether    by    merger,
     consolidation,   purchase,  lease   or   otherwise
     (including Liens of or upon property, shares of capital stock or indebtedness of a corporation existing at the time such corporation becomes a Restricted Subsidiary);
          (4)   Liens  in favor of the Company  or  any
     Restricted Subsidiary;

          (5)   Liens in favor of the United States  of
     America  or  any State thereof, or any department,
     agency or instrumentality or political subdivision
     of  the  United  States of America  or  any  State
     thereof  or political entity affiliated therewith,
     or in favor of any other country, or any political
     subdivision thereof, to secure partial,  progress,
     advance  or  other payments, or other obligations,
     pursuant  to any contract or statute or to  secure
     any Debt incurred for the purpose of financing all
     or any part of the cost of acquiring, constructing
     or  improving the property subject to  such  Liens
     (including  Liens  incurred  in  connection   with
     pollution control, industrial revenue or similar financings);

          (6)    Liens   imposed  by   law,   such   as
     mechanics', workmen's, repairmen's, materialmen's,
     carriers',  warehousemen's,  vendors'   or   other
     similar  liens arising in the ordinary  course  of
     business,  or  governmental  (federal,  state   or
     municipal) liens arising out of contracts for the sale of products or services by the Company or any Restricted Subsidiary, or deposits or pledges to obtain the release of any of the foregoing;

          (7)   pledges  or  deposits  under  workmen's
     compensation laws or similar legislation and Liens
     of  judgments  thereunder which are not  currently
     dischargeable,   or   good   faith   deposits   in
     connection  with  bids, tenders, contracts  (other
     than  for the payment of money) or leases to which
     the  Company  or  any Restricted Subsidiary  is  a
     party,  or  deposits to secure public or statutory
     obligations  of  the  Company  or  any  Restricted
     Subsidiary,   or   deposits  in  connection   with
     obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or deposits of cash or obligations of the United States of America to secure surety, appeal or customs bonds to which the Company or any Restricted Subsidiary is a party, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings;

          (8)   Liens created by or resulting from  any
     litigation  or  other proceeding  which  is  being
     contested    in   good   faith   by    appropriate
     proceedings,  including  Liens  arising   out   of
     judgments  or  awards against the Company  or  any
     Restricted  Subsidiary with respect to  which  the
     Company  or such Restricted Subsidiary is in  good
     faith  prosecuting  an appeal or  proceedings  for
     review;  or Liens incurred by the Company  or  any
     Restricted Subsidiary for the purpose of obtaining
     a   stay  or  discharge  in  the  course  of   any
     litigation  or  other  proceeding  to  which   the
     Company or such Restricted Subsidiary is a party;

          (9)   Liens  for  taxes  or  assessments   or
     governmental  charges or levies  not  yet  due  or
     delinquent,  or  which  can  thereafter  be   paid
     without penalty, or which are being contested in good faith by appropriate proceedings;

          (10) Liens consisting of easements, rights-of-
     way, zoning restrictions, restrictions on the  use
     of  real  property, and defects and irregularities
     in  the title thereto, landlords' liens and  other
     similar  liens and encumbrances which, other  than
     liens  resulting  from action of any  governmental
     authority,  do not interfere materially  with  the
     use   of  the  property  covered  thereby  in  the
     ordinary course of the business of the Company or such Restricted Subsidiary and do not, in the opinion of the Company, materially detract from the value of such properties; or

          (11)  any  extension, renewal or  replacement
     (or    successive    extensions,    renewals    or
     replacements), as a whole or in part, of any Lien referred to in the foregoing clauses (1) to (10), inclusive; provided, that (i) such extension, renewal or replacement Lien shall be limited to all or a part of the same property, shares of stock or Debt that secured the Lien extended, renewed or replaced (plus improvements on such property) and (ii) the Debt secured by such Lien at such time is not increased.

     (b)  Notwithstanding the restrictions contained in
subdivision  (a) of this Section, the Company  and  its
Restricted  Subsidiaries, or any of  them,  may  incur,
issue,  assume  or  guarantee  Debt  secured  by  Liens
without equally and ratably securing the Securities  of
each  series  then Outstanding, provided, that  at  the
time  of  such  incurrence,  issuance,  assumption   or
guarantee,  after  giving effect  thereto  and  to  the
retirement  of  any  Debt which is  concurrently  being
retired,  the aggregate amount of all outstanding  Debt
secured  by  Liens which could not have been  incurred,
issued,  assumed  or guaranteed by  the  Company  or  a
Restricted  Subsidiary  without  equally  and   ratably
securing the Securities of each series then Outstanding except for the provisions of this subdivision (b), together with the aggregate amount of all Attributable
Debt incurred pursuant to Section 1008(b), does not at such time exceed 7.5% of Consolidated Shareholders'
Equity.

SECTION   1008.   Restriction  on  Sale  and  Leaseback
Transactions.

     (a) The Company will not itself, and it will not permit any Restricted Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Company or any Subsidiary) or to which any such lender or investor is a party, providing for the leasing by the Company or a Restricted Subsidiary for a period, including renewals, in excess of three years of any Principal Property which has been or is to be sold or transferred by the Company or any Restricted Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (herein referred to as a "Sale and Leaseback Transaction") unless either:

          (1)    the   Company   or   such   Restricted
     Subsidiary would, at the time of entering into such arrangement, be entitled, without equally and ratably securing the Securities of each series then Outstanding, to incur Debt secured by a Lien on such property, pursuant to paragraphs (1) to
     (11), inclusive, of Section 1007; or

          (2)   the  Company within 120 days after  the
     sale  or  transfer  shall have been  made  by  the
     Company or by a Restricted Subsidiary, applies  an
     amount  equal  to  the  greater  of  (i)  the  net
     proceeds  of  the  sale of the Principal  Property
     sold  and leased back pursuant to such arrangement
     or  (ii)  the  fair market value of the  Principal
     Property  so sold and leased back at the  time  of
     entering  into such arrangement (as determined  by
     any  two of the following: the Chairman or a  Vice
     Chairman   of  the  Board  of  the  Company,   its
     President, its Chief Financial Officer,  its  Vice
     President  of  Finance,  its  Treasurer   or   its
     Controller)  to the retirement of Funded  Debt  of
     the  Company;  provided, that  the  amount  to  be
     applied  to the retirement of Funded Debt  of  the
     Company  shall  be  reduced by (A)  the  principal
     amount of any Securities delivered within 120 days
     after such sale to the Trustee for retirement  and
     cancellation,  and  (B) the  principal  amount  of
     Funded  Debt,  other than Securities,  voluntarily
     retired by the Company within 120 days after  such
     sale.     Notwithstanding   the   foregoing,    no
     retirement referred to in this clause (a)(2) may be effected by payment at Maturity or pursuant to any mandatory sinking fund payment or mandatory prepayment provision.

     (b) Notwithstanding the restrictions contained in subdivision (a) of this Section, the Company and its Restricted Subsidiaries, or any of them, may enter into a Sale and Leaseback Transaction, provided, that at the time of such transaction, after giving effect thereto, the aggregate amount of all Attributable Debt in respect of Sale and Leaseback Transactions existing at such time which could not have been entered into except for the provisions of this subdivision (b), together with the aggregate amount of all outstanding Debt incurred pursuant to Section 1007(b), does not at such time exceed 7.5% of Consolidated Shareholders' Equity.

     (c) A Sale and Leaseback Transaction shall not be deemed to result in the creation of a Lien.


                       EXHIBIT B
                FORM OF GLOBAL SECURITY








                       EXHIBIT C

     RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS


           RESOLUTIONS ADOPTED JUNE 2, 1999


     WHEREAS,    as   a   result  of  two   prospective
acquisitions which are contemplated to occur in the third quarter of 1999, Essef Corporation and DeVilbiss
Air Power Company, or additional acquisitions which might be undertaken by Pentair in the next two years
(together, the "Acquisitions"), Pentair will require additional debt and equity capital;

      WHEREAS, Pentair management has advised the Board of Directors that a public offering, through the filing of a shelf registration statement on Form S-3, of up to $700,000,000 of its Common Stock, par value $.16 2/3 per share (the "Shares") and debt securities (the "Debt
Securities")  of  the  Company  (the  Shares  and  Debt
Securities together referred to as the "Securities") in order to finance or refinance the Acquisitions would be in the Company's best interests;

     WHEREAS,  the  Company intends to  retain  Goldman
Sachs  & Co. and J.P. Morgan & Co. as lead underwriters
in  connection  with  the  issuance  and  sale  of  the
Securities   (   the  "Underwriters")  on   terms   and
conditions to be determined at the time of each offering of Securities; and

     WHEREAS, the Board of Directors believes that the proposed public offering of Securities by the Company is appropriate for Pentair's financial needs arising out of the Acquisitions and would be in the best interests of itself and its shareholders;

     NOW, THEREFORE, BE IT HEREBY

     RESOLVED, that the Company is hereby authorized to issue at one time or from time to time within the next two years up to an aggregate amount of $700,000,000 of Securities (the "Maximum Aggregate Offering Amount"), including, without limitation, up to 10,000,000 Shares and up to $500,000,000 in original principal amount of Debt Securities; and be it

     RESOLVED, that Pentair officers authorized to act for the Company in connection with the transactions contemplated in this resolution ("designated officers") shall be any one or more of the following:

     Winslow   H.   Buxton         Chairman/Chief Executive Officer
     Joseph R. Collins             Vice Chairman
     Richard W. Ingman             Executive Vice
                                   President/Chief
                                   Financial Officer
     Louis L. Ainsworth            Senior Vice
                                   President/General
                                   Counsel

and be it further
     RESOLVED, that the Company, through the designated
officers, is hereby authorized and empowered to perform
all  acts  necessary or appropriate for the preparation
and  filing  by  the  Company of a  shelf  Registration
Statement  on  Form S-3 (the "Registration  Statement")
for the registration of the Securities to be filed with
the    Securities   and   Exchange   Commission    (the
"Commission")  on  behalf  of  the  Company  after  the
designated  officers  have  approved  the  Registration
Statement   in  substantially  its  final   form,   the
execution and delivery thereof by any of such  officers
on   behalf  of  the  Company  constituting  conclusive
evidence of such approval; and be it further

     RESOLVED,  that  the  amount  and  terms  of   the
Securities  to  be issued from time to time  under  the
Registration  Statement (up to  the  Aggregate  Maximum
Offering  Amount)  shall  be  those  approved  by   the
designated officers, following consultation with the members of the Finance and Investment Policy Committee of the Board of Directors (the "Committee"), as set forth in one or more Prospectus Supplements applicable to the Securities being offered, the filing of such Supplement with the Securities and Exchange Commission constituting conclusive evidence of such approval; and be it further

     RESOLVED,   that  Louis  L.  Ainsworth  is  hereby
designated as agent for service on the Company with respect to the Registration Statement with the powers conferred upon such person by the Act and the rules and regulations of the Commission issued thereunder; and be it further

     RESOLVED,  that the designated officers are hereby
authorized and directed to prepare, execute,  and  file
with the Commission in the name of and on behalf of the
Company   such   amendment   or   amendments   to   the
Registration    Statement,   including   post-effective
amendments, and supplements to the prospectus contained
in   the  Registration  Statement,  as  may,  in  their
opinion,  be necessary or advisable in connection  with
the  transactions contemplated in these resolutions and
the   Registration  Statement,  and  also  to  prepare,
execute,  and  deliver to or file with the  Commission,
the  National Association of Securities Dealers,  Inc.,
the   New   York   Stock  Exchange,  state   securities
commissions, the underwriters, or any other agency or persons connected with such transactions, in the name of and on behalf of the Company, such certificates, documents, letters, undertakings, or other instruments as they or counsel for the Company deem necessary or advisable in connection with the consummation of such transactions; and be it further

     RESOLVED,   that  the  designated   officers,   in
consultation  with  the Committee, are  authorized  and
empowered to negotiate with the representatives of  the
Underwriters   the  form,  terms,  and  conditions   of
underwriting  agreement(s) providing for  the  purchase
and  sale  of  Securities by the Underwriters  and  are
authorized  to  execute  and deliver  the  underwriting
agreement(s)  with  such  changes  as  they,  in  their
discretion,  deem necessary and to execute and  deliver
the  final form of the underwriting agreement(s) in the
name  of  and  on behalf of the Company, including  the
determination  of  the number of  Shares  or  the  face
amount  of the Debt Securities to be issued, the public
offering price, and the underwriting discount  for  the
proposed  public  offering, and to execute  such  other
documents  or  instruments and to take such  other  and
further  action as may be deemed necessary or desirable
to carry out the Company's obligations thereunder, with
the   execution   and  delivery  of  the   underwriting
agreement and any other memoranda fixing the  price  by
any  of the designated officers constituting conclusive
evidence  of  approval  of  the  final  form   of   the
underwriting agreement, which shall be binding on the Company; and be it further

     RESOLVED, that the designated officers are  hereby
authorized to cause to be issued the number  of  shares
of Common Stock or face amount of Debt Securities to be
sold by the Company, pursuant to the provisions of  the
underwriting   agreement(s)   upon   receipt   of   the
consideration    set   forth   in   the    underwriting
agreement(s), as executed, and the Shares are hereby declared to be duly authorized, validly issued, fully paid, and nonassessable; and be it further

     RESOLVED,    that the designated officers  be  and
they  hereby are authorized to enter into one  or  more
Indentures  with   such trustee as  such  officers  may
approve,   with  respect  to  the  issuance   of   Debt
Securities;

     RESOLVED,    that  Norwest  Bank  Minnesota   N.A.
("Norwest"), of Minneapolis, Minnesota,  shall continue
as  Transfer Agent, Registrar, and Dividend  Disbursing
Agent for Company's Common Stock, including the Shares,
and  the designated officers are directed to so  inform
Norwest   and  to  execute  any  agreements  or   other
instruments   that  may  be  required   in   connection
therewith; and be it further

     RESOLVED,  that upon the written direction of  the
designated  officers, Norwest is authorized to  record,
countersign, and register certificates representing the
shares  of Common Stock that may be sold in the  public
offering   by   the  Company,,  and  to   deliver   the
certificates to or upon the order of any of said officers directing their issuance; and be it further

     RESOLVED, that the designated officers are hereby authorized to make such applications and file such documents and pay such fees as are necessary to accomplish the listing of the Shares on the New York
Stock Exchange; and be it further

     RESOLVED, that since it is desirable and in the best interests of the Company that its securities be qualified or registered for sale in various states, the designated officers are hereby authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the securities of this Company as said officers may deem advisable; and be it further

     RESOLVED, that the designated officers are  hereby
authorized to perform on behalf of the Company any  and
all  such  acts as they may deem necessary or advisable
in order to comply with the applicable laws of any such
states and in connection therewith to execute and  file
all  requisite papers and documents, including, but not
limited   to,  applications,  reports,  surety   bonds,
irrevocable consents, and appointments of attorney  for
service  of process, with the execution by any of  said
officers of any such paper or document or the doing  by
them  of  any  acts  in connection with  the  foregoing
matters   conclusively  establishing  their   authority
therefor   from  the  Company  and  the  approval   and
ratification by the Company of the papers and documents so executed and the actions so taken; and be it further

     RESOLVED,    that   in   connection    with    the
qualification   for  registration  of   the   Company's
securities for sale in various states as set  forth  in
the  foregoing  resolution, the Company  shall  not  be
required  in  any  state to file a general  consent  to
service   of   process,  to  qualify   as   a   foreign
corporation,  or to register as a dealer in  securities
(except in such cases as said officers may deem to be in the best interests of the Company); and be it further

     RESOLVED, that the designated officers are  hereby
authorized  to take such actions in addition  to  those
set forth in the foregoing resolutions as they consider
appropriate  for  the  purpose  of  accomplishing   the
registration and sale of the Securities as described herein.

           RESOLUTIONS ADOPTED JUNE 23, 1999


     WHEREAS, on June 7, 1999, the Company filed  of  a
shelf   registration  statement  on   Form   S-3   (the
"Registration  Statement")  with  the  Securities   and
Exchange Commission covering the issuance and sale of up to $700,000,000 in debt and equity securities of the Company (the "Securities"), previously authorized by the Company's Board of Directors; and

     WHEREAS,  the  Board  of  Directors  continues  to
believe that the proposed public offering of Securities
by   the  Company  is  appropriate  for  the  Company's
financial needs and would be in the best interests of the Company and its shareholders;

     NOW,  THEREFORE, BE IT RESOLVED, that the  filing,
form   and   contents  of  the  Registration  Statement
(including, without limitation, the prospectus filed as part of the Registration Statement and the exhibits to the Registration Statement) is hereby ratified and approved.


          RESOLUTIONS ADOPTED AUGUST 25, 1999



     WHEREAS, on June 2, 1999, the Board of Directors authorized the Company to file a shelf registration statement on Form S-3 and to take various actions with respect thereto; and

     WHEREAS,  on  June 7, 1999, the  Company  filed  a
shelf   registration  statement  on   Form   S-3   (the
"Registration  Statement")  with  the  Securities   and
Exchange Commission covering the issuance and sale of up to $700,000,000 in debt and equity securities of the Company (the "Securities"), previously authorized by the Board of Directors; and

     WHEREAS,  on  July  16, 1999,  the  Company  filed
Amendment   No.   1   to  the  Registration   Statement
("Amendment No. 1 to the Registration Statement") with the Securities and Exchange Commission;

     WHEREAS,  on  August 4, 1999,  the  Company  filed
Amendment   No.   2   to  the  Registration   Statement
("Amendment No. 2 to the Registration Statement") with the Securities and Exchange Commission; and

     WHEREAS,  the  terms  defined in  the  resolutions
adopted  by  the  Board of Directors on  June  2,  1999
relating to the issuance of securities and the filing of the shelf registration statement (the "Resolutions") and not otherwise defined in these resolutions shall have the same meaning as set forth in the Resolutions;

     NOW, THEREFORE, BE IT HEREBY

     RESOLVED, that the following officers, and each of
the,   are  authorized  to  act  for  the  Company   in
connection with the transactions contemplated in these resolutions ("designated officers"):

     Winslow H. Buxton             Chairman of the
                                   Board; Chief
                                   Executive Officer;
                                   President
     Joseph R. Collins             Vice Chairman
     Richard W. Ingman             Executive Vice
                                   President; Chief
                                   Financial Officer
     Louis   L.   Ainsworth        Senior Vice
                                   President, General Counsel

and be it further

     RESOLVED,  that the filing, form and  contents  of
Amendment  No.  1  to  the Registration  Statement  and
Amendment   No.   2   to  the  Registration   Statement
(including, without limitation, the prospectus filed as part of Amendment No. 1 and Amendment No. 2 to the
Registration Statement and the exhibits thereto) are hereby ratified, confirmed and approved; and be it further

     RESOLVED,   that  the  designated   officers,   in
consultation  with  the Committee  are  authorized  and
empowered to negotiate with the Underwriters the  form,
terms  and conditions of underwriting agreement(s)  and
pricing  agreement(s) providing for  the  purchase  and
sale  of Securities by the Underwriters, and any  other
underwriters  named  therein,  and  are  authorized  to
execute  and deliver the underwriting agreement(s)  and
pricing  agreement(s) with such  changes  as  they,  in
their  discretion, deem necessary and  to  execute  and
deliver the final form of the underwriting agreement(s)
and  pricing agreement(s) in the name of and on  behalf
of  the  Company,  including the determination  of  the
number  of  Shares  or  the face  amount  of  the  Debt
Securities to be issued, the public offering price, and
the  underwriting  discount  for  the  purposed  public
offering,  and  to  execute  such  other  documents  or
instruments  and to take such other and further  action
as  may  be deemed necessary or desirable to carry  out
the   Company's   obligations  thereunder,   with   the
execution and delivery of each underwriting agreement and pricing agreement by any of the designated officers constituting conclusive evidence of approval of the final form, terms and conditions thereof, which shall be binding on the Company; and be it further

     RESOLVED, that the designated officers are hereby authorized to cause to be issued the number of Shares or face amount of Debt Securities to be sold by the Company, pursuant to the provisions of the underwriting agreement relating thereto, and upon receipt of the consideration set forth in the underwriting agreement relating thereto, as executed, the Shares so issued pursuant to such underwriting agreement are hereby declared to be duly authorized, validly issued, fully paid, and nonassessable; and be it further

     RESOLVED, that the designated officers be and they
hereby   are  authorized  to  negotiate  one  or   more
Indentures  with  respect  to  the  issuance  of   Debt
Securities   and  supplements  thereto   and   officers
certificates  thereunder in such  form  and  with  such
terms  and conditions and with such trustee(s) as  such
officers  may approve, and to execute and  deliver  the
Indenture(s), supplement(s) and certificate(s)  in  the
name  and  on behalf of the Company, with the execution
and   delivery   of  each  Indenture,   supplement   or
certificate   constituting   conclusive   evidence   of
approval of the final form, terms and conditions thereof, which shall be binding on the Company; and be it further

     RESOLVED, that the designated officers are  hereby
authorized and empowered to take all action as  may  be
necessary  or  advisable  in  order  to  qualify   each
Indenture   or  supplement  thereto  under  the   Trust
Indenture Act of 1939, as amended, and otherwise comply with such Act and the rules and regulations of the Commission thereunder; and be it further

     RESOLVED, that the form(s) of Debt Securities  set
forth  in  the  applicable  Indenture,  supplement   or
certificate  as  executed, and  with  such  insertions,
omissions,  substitutions and other variations  as  are
appropriate to reflect the specific terms of such  Debt
Securities,   are  approved  to  represent   the   Debt
Securities, and the designated officers are hereby authorized to execute, seal, attest and deliver, in the name and on behalf of the Company, the Debt Securities substantially in such form, and upon authorization and delivery by the trustee under the applicable Indenture such signatures will be fully binding on the Company whether or not any such officer shall have ceased to be such an officer before the Debt Securities shall be so authenticated and delivered by such trustee.

     RESOLVED, that except as amended by the foregoing resolutions, the Resolutions are hereby ratified and confirmed in all respects.

     The following is an excerpt of the minutes of the executive session of the Board of Directors at the August 25, 1999 meeting:

     The  Board then discussed the proposed public
     offerings  of  common stock and senior  notes
     under the Registration Statement on Form  S-3
     filed   on   June  7,  1999,  and  amendments
     thereto,   and  appointed  Charles   Haggerty
     (member of the Finance and Investment  Policy
     Committee) as pricing consultant having  full
     authority  on  behalf  of  the  Finance   and
     Investment  Policy Committee to consult  with
     the  officers designated by the Board  as  to
     the  final form, terms and conditions of  the
     underwriting    agreements    and     pricing
     agreements and the amount and terms of the securities to be offered.